UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2008

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina		28201-1017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

At its meeting held on November 19, 2008, the Board of Directors of Family Dollar Stores, Inc. (the “Company”) approved the form of an Indemnification Agreement to be entered into between the Company and its directors (the “Indemnification Agreement”).  The Indemnification Agreements provide that the Company will indemnify and hold harmless a director if the director is made a party to or is otherwise involved in certain legal proceedings as a result of actions related to his or her service as a director.  Such indemnification includes all expenses (including attorneys’ fees), judgments, fines and other amounts paid in settlement, provided that the director acted in good faith and in a manner the director reasonably believed to be in the best interests of the Company.  The Indemnification Agreements require the Company to advance the expenses incurred by a director in defending against any such proceeding.  However, the director must deliver an undertaking to the Company to repay all amounts advanced if it is ultimately determined that the director is not entitled to be indemnified.  The rights of the directors under the Indemnification Agreements are not exclusive and are in addition to their rights under the Company’s Restated Certificate of Incorporation and Bylaws, and under applicable law.

The foregoing does not constitute a complete summary of the terms of the Indemnification Agreements, and reference is made to the complete text of the Form of Indemnification Agreement attached hereto as Exhibit 10.1.  The Form of Indemnification Agreement is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting held on November 18, 2008, the Compensation Committee of the Board of Directors approved the Company’s Policy Regarding Tax Adjustments for Certain Severance Benefits (the “Policy”).   In October of 2008, certain senior officers of the Company entered into Employment Agreements or Severance Agreements with the Company (the “Agreements”).  The Policy sets forth certain circumstances in which the severance payments or benefits payable in connection with a change in control of the Company pursuant to the Agreements or the Company’s 2006 Incentive Plan may be reduced in order to prevent the application of certain federal excise taxes.

The foregoing does not constitute a complete summary of the terms of the Policy, and reference is made to the Policy attached hereto as Exhibit 10.2.  The Policy is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

10.1 – Form of Indemnification Agreement between the Company and its Directors

10.2 – Policy regarding Tax Adjustments for Certain Severance Benefits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: November 21, 2008	By:	/s/ Janet G. Kelley
Janet G. Kelley
Senior Vice President-General Counsel and
Secretary

Exhibit Index

Exhibit No.	Document Description

10.1	Form of Indemnification Agreement between the Company and its Directors
10.2	Policy regarding Tax Adjustments for Certain Severance Benefits